EXHIBIT 10.2

                 AMENDMENT TO THE GLOBAL MED TECHNOLOGIES, INC.
                      1997 EMPLOYEE STOCK COMPENSATION PLAN


     Paragraph 5 of the Global Med Technologies, Inc. 1997 Employee Stock Compensation Plan hereby is amended to read as follows:

     The maximum number of Plan Shares as to which Awards may be granted under this Plan is 200,000 shares.

     This amendment was approved by the Board of Directors of the Corporation on August 27, 1998.